SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2020

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Michael Doyle, the Company’s Chief Financial Officer, will be resigning from the Company effective April 1, 2021 to pursue other opportunities. Mr. Doyle will continue to serve as the Company’s Chief Financial Officer through April 1, 2021, at which time Scott Chouinard, the Company’s Chief Accounting Officer and Treasurer, will serve as the Company’s interim Chief Financial Officer. Mr. Doyle has agreed to provide transition services to the Company through no later than December 31, 2021.

In connection with this transition, the Company and Mr. Doyle have entered into a letter agreement, dated as of December 9, 2020 (the “Letter Agreement”), a copy of which is attached as Exhibit 10.1 hereto. Pursuant to the Letter Agreement, Mr. Doyle will receive the following:

•

Compensation of $690,800, consisting of a lump sum payment of $265,000 (corresponding to Mr. Doyle’s current annual target bonus and payment in lieu of outplacement assistance) and additional payments totaling $425,800 in equal installments over 12 months (corresponding to Mr. Doyle’s annual base salary and payment in lieu of the Company’s annual contribution for health and dental insurance);

•	Compensation at a rate of $3,846.15 per week ($150,000 in total) during the period the Company has engaged Mr. Doyle to provide transition services; and

•

Should the services of Mr. Doyle be terminated without cause prior to August 4, 2021, the vesting of unvested restricted stock units (RSUs) previously awarded to Mr. Doyle scheduled to vest on or before August 4, 2021.

These benefits are conditioned on a customary release of claims and compliance by Mr. Doyle with his obligations to the Company, including pursuant to his Forrester Employee Confidentiality, Proprietary Rights and Noncompetition Agreement that provides for a one year post-employment nonsolicitation and noncompetition period, which will commence on April 1, 2021.

(c)

The disclosure in Item 5.02(b) above is incorporated by reference into this clause (c).

Effective April 1, 2021, Mr. Chouinard will be the Company’s interim Chief Financial Officer, in addition to continuing to serve as the Company’s Chief Accounting Officer and Treasurer. Mr. Chouinard, 51, has served as the Company’s Chief Accounting Officer since November 2009 and as its Treasurer since mid 2016.

In connection with this appointment, Mr. Chouinard will be eligible to receive bonus payments totaling $160,000, in addition to his current terms of employment.

(e)

The disclosure in Item 5.02(b) above is incorporated by reference into this clause (e).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement, dated as of December 9, 2020, by and between Forrester Research, Inc. and Michael A. Doyle.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

	By	/s/ Ryan D. Darrah
	Name:	Ryan D. Darrah
	Title:	Chief Legal Officer and Secretary

Date: December 9, 2020